FOR IMMEDIATE RELEASE
HOLLY CORPORATION REPORTS RECORD THIRD QUARTER RESULTS
     Dallas, Texas, November 7, 2005 — Holly Corporation (NYSE-HOC) (“Holly”) today reported record quarterly net income of $61.7 million ($2.02 per basic and $1.97 per diluted share) for the three months ended September 30, 2005, compared to net income of $11.5 million ($0.37 per basic and $0.36 per diluted share) for the three months ended September 30, 2004. Net income was $127.8 million ($4.09 per basic and $4.00 per diluted share) for the nine months ended September 30, 2005, compared to net income of $76.5 million ($2.43 per basic and $2.37 per diluted share) for the nine months ended September 30, 2004.
     Earnings for the third quarter of 2005 as compared to the third quarter of 2004 increased $50.2 million due principally to very high refined product margins experienced in the third quarter of 2005. Additionally favorably impacting earnings were increased production volumes offset by higher refinery operating costs and expenses. Company-wide refinery margins were $14.43 per produced barrel for the third quarter of 2005 compared to refinery margins of $7.41 per produced barrel for the third quarter of 2004.
     Earnings for the nine months ended September 30, 2005 increased 67.0% or $51.3 million from the nine months ended September 30, 2004. This increase was principally due to the very high refined product margins experienced in the third quarter of 2005 along with increased refinery production volumes offset by higher refinery costs and expenses. Company-wide refinery margins were $11.95 per produced barrel for the nine months ended September 30, 2005 compared to refinery margins of $9.82 per produced barrel for the first nine months of 2004. Additionally, in the nine months ended September 30, 2004, the Company received 100% of the benefit of the refined product pipelines and terminals contributed to Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) prior to its initial public offering in July 2004, where subsequent to HEP’s initial public offering in July 2004, including the current nine months ended September 30, 2005, approximately half of the income from HEP’s refined product pipelines and terminals is attributable to owners other than the Company.
     Sales and other revenues increased 57% for the third quarter of 2005 and 45% for the first nine months of 2005 as compared to the third quarter and first nine months of 2004, respectively, due principally to higher product prices. Additionally, refined product sales volumes increased 4% in the third quarter as compared to the prior year’s third quarter and increased 7% for the first nine months of 2005 as compared to the first nine months of 2004. Cost of products sold was higher in the third quarter and first nine months of 2005 due to the higher costs of purchased crude oil, and to a lesser degree, higher volumes. Additionally impacting sales and costs of sales were increases in the current year due to the inclusion of the NK Asphalt Partners joint venture (doing business as Holly Asphalt Company) in the 2005 consolidated financial statements, following the February 2005 purchase of the other partner’s interest, and the inclusion of revenues from HEP’s assets recently acquired from Alon through June 30, 2005 at which time HEP was deconsolidated. Operating expenses increased in the nine months ending September 30, 2005 as compared to the same period in the prior year, due principally to increased refinery utility costs and the inclusion of the NK Asphalt Partners joint venture in the 2005 consolidated financial statements, reduced by the operating costs of HEP in the 2005 third quarter which are no longer consolidated in the Company’s results.
     “We are very pleased with our 2005 third quarter earnings, a record quarter, due to the extremely good margins, reliable refinery operations and the successful execution of our refinery profit improvement initiatives,” said Matthew Clifton, President of Holly. “We generated $106.7 million of earnings before interest, taxes and depreciation (“EBITDA”) in the quarter, bringing our year-to-date EBITDA to $238.9 million. Following the Gulf Coast hurricanes, margins spiked to unprecedented levels and continued at high levels into the fourth quarter. As more Gulf Coast refineries come back on line to full capacity, refined product prices should fall back, which we have started to see in recent weeks. As we have previously stated, we believe industry fundamentals remain in our favor for the foreseeable future as demand for refined products should continue to press refining supply capabilities, resulting in strong pricing for gasoline and distillate products. This situation is only magnified when there are supply disruptions, such as those experienced during and after the recent hurricanes.”
     “Operationally, our refineries ran well during the quarter and we realized significant benefits from the execution of our previously announced value-added refinery initiatives for 2005, including strides to improve high value product yields, increase sour crude runs and raise refinery utilization rates at our facilities. Additionally, we are expecting to start up our new ROSE unit by the end of 2005, which will convert a significant portion of our lowest valued product into high valued transportation fuels. We are also well under way with our clean fuels projects at the Navajo and Woods Cross refineries, which should allow us to produce ultra low sulfur diesel fuel by 2006 deadline and will provide a phased-in 10,000 barrels-per-day expansion of the Navajo facility. The strong industry fundamentals combined with our high sour crude capabilities and our continued execution of value-added refining initiatives should keep our earnings at healthy levels. With respect to Holly Energy Partners, we are extremely pleased with its level of growth to date and look forward to its continued success. Additionally, we have now finished our $100 million stock repurchase program started in May 2005 and will continue in our commitment to build long-term value for our shareholders,” said Clifton.
     The Company no longer consolidates the results of HEP, and since July 1, 2005, the share of the earnings of HEP is being recorded using the equity method of accounting. HEP has since July 2004 owned and operated product pipelines and terminals previously 100% owned by the Company. Following HEP’s acquisition in July 2005 of the intermediate feedstock pipelines, the Company determined that its beneficial variable interest in HEP is now less than 50%; and therefore as required, HEP was deconsolidated as of July 1, 2005. Holly Corporation currently owns a 45% interest in HEP, including the general partner interest. Additionally, the Company has adopted Statement of Financial Accounting Standards (“SFAS”) 123 (revised), “Share-Based Payment,” which prescribes the accounting for a wide-range of share-based compensation arrangements. The Company elected early adoption of this standard on July 1, 2005 based on modified retrospective application with early application under SFAS 123 to prior quarters in the current year. Therefore the financial statements for periods ended March 31, 2005 and June 30, 2005 have been restated. This change resulted in increases in net income of $0.6 million in the three months ended March 31, 2005 and $0.4 million in the three months ended June 30, 2005.

Additionally as part of the adoption of SFAS 123 (revised), a cumulative effect of a change in accounting principle was recorded of an increase in net income of $0.7 million in the three months ended September 30, 2005.
     The Company has scheduled a conference call for today, November 7, 2005 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #1346989. Listeners may access the call via the internet at: http://audioevent.mshow.com/256727. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687. This audio archive will be available through November 21, 2005.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 26,000 bpsd refinery in Woods Cross, Utah, and an 8,000 bpsd refinery in Great Falls, Montana. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company or Holly Energy Partners, L. P. to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
Sales and other revenues	$935,279	$597,448	$2,358,300	$1,629,240
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	772,887	507,630	1,933,915	1,308,179
Operating expenses (exclusive of depreciation, depletion, and amortization)	46,947	46,762	146,187	127,494
General and administrative expenses (exclusive of depreciation, depletion and amortization)	12,616	12,001	35,527	35,947
Depreciation, depletion and amortization	9,390	9,985	34,336	29,840
Exploration expenses, including dry holes	69	122	310	550

Total operating costs and expenses	841,909	576,500	2,150,275	1,502,010

Income from operations	93,370	20,948	208,025	127,230
Other income (expense):
Equity in earnings (loss) of joint ventures	—	348	(685)	293
Equity in earnings of Holly Energy Partners	3,296	—	3,296	—
Minority interests in income of partnerships	—	(2,704)	(6,721)	(3,699)
Interest income	1,202	933	4,455	3,323
Interest expense	(501)	(922)	(4,706)	(2,628)

	3,997	(2,345)	(4,361)	(2,711)

Income before income taxes	97,367	18,603	203,664	124,519
Income tax provision	36,317	7,078	76,556	48,025

Income before cumulative change in accounting principle	61,050	11,525	127,108	76,494
Cumulative effect of accounting change (net of income tax expense of $426)	669	—	669	—

Net income	$61,719	$11,525	$127,777	$76,494

Basic earnings per share:
Income before cumulative change in accounting principle	$2.00	$0.37	$4.07	$2.43
Cumulative effect of accounting change	0.02	—	0.02	—

Net income	$2.02	$0.37	$4.09	$2.43

Diluted earnings per share:
Income before cumulative change in accounting principle	$1.95	$0.36	$3.98	$2.37
Cumulative effect of accounting change	0.02	—	0.02	—

Net income	$1.97	$0.36	$4.00	$2.37

Cash dividends declared per common share	$0.10	$0.08	$0.28	$0.21

Average number of common shares outstanding:
Basic	30,618	31,513	31,253	31,444
Diluted	31,386	32,420	31,980	32,316

Balance Sheet Data

	September 30,	December 31,
	2005 (2)	2004
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$273,651	$219,265
Working capital	$255,280	$148,642
Total assets	$1,197,257	$982,713
Total debt, including current maturities and bank borrowings (1)	$8,572	$33,572
Minority interests	$—	$157,550
Stockholders’ equity	$389,021	$339,916

(1)	Includes HEP’s bank borrowings of $25.0 million at December 31, 2004.

(2)	There are no HEP balances included at September 30, 2005 due to the deconsolidation on July 1, 2005.
Other Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(In thousands)
Net cash provided by operating activities	$86,079	$37,081	$158,559	$160,381
Net cash provided by (used for) investing activities	$(136,789)	$46,980	$(287,212)	$30,737
Net cash provided by (used for) financing activities	$15,418	$9,042	$137,502	$(45,307)
Capital expenditures	$29,417	$8,796	$58,062	$27,915
EBITDA(1)	$106,725	$28,577	$238,920	$153,664

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     Our major business segment is Refining after the deconsolidation of HEP on July 1, 2005 and Refining and HEP prior to the deconsolidation. The Refining segment presented in the September 30, 2004 quarterly report on Form 10-Q is not the same Refining segment as presented below. The Refining segment for the three months and nine months ended September 30, 2004 has been reported to include results of operations involving assets included in HEP prior to the contribution on July 13, 2004. The HEP segment did not have any activity prior to HEP’s formation on July 13, 2004 or subsequent to the deconsolidation effective on July 1, 2005.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands)
Sales and other revenues (1)
Refining	$934,987	$593,010	$2,340,931	$1,623,936
HEP	—	12,190	36,034	12,190
Corporate and Other	417	399	1,034	1,496
Consolidations and Eliminations	(125)	(8,151)	(19,699)	(8,382)

Consolidated	$935,279	$597,448	$2,358,300	$1,629,240

Income (loss) from operations (1)
Refining	$105,922	$25,421	$225,708	$152,231
HEP	—	5,432	16,019	5,432
Corporate and Other	(12,552)	(9,905)	(33,702)	(30,433)

Consolidated	$93,370	$20,948	$208,025	$127,230

(1)	The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery, Montana Refinery and Woods Cross Refinery. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Montana, Idaho, Washington and northern Mexico. The Refining segment also includes certain crude oil and intermediate product pipelines, prior to July 8, 2005 (see Note 2 to our consolidated financial statements), that we owned and operated in conjunction with our refining operations as part of the supply networks of the refineries. In February 2005, we acquired the remaining 51% interest in our asphalt joint venture from the other partner; subsequent to the purchase, we are including the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, dba Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is also included in the Refining segment. The HEP segment involved all of the operations of HEP through June 30, 2005 (prior to the deconsolidation), including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of its pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain States. The HEP segment also included its 70% interest in Rio Grande, which provides petroleum products transportation. Revenues from the HEP segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande. Results of operations involving the assets included in the HEP segment prior to July 13, 2004 are included in the Refining segment for reporting purposes. Our operations not included in the two reportable segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses as well as a small-scale oil and gas exploration and production program. The consolidations and eliminations amount includes the elimination of the revenue associated with our pipeline transportation services between us and HEP for the six months ended June 30, 2005.

Refining Operating Data
     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Navajo Refinery
Crude charge (BPD) (1)	73,030	69,470	73,080	70,160
Refinery production (BPD) (2)	79,660	76,250	80,470	77,910
Sales of produced refined products (BPD)	80,280	76,810	80,160	77,410
Sales of refined products (BPD) (3)	87,830	86,660	89,130	85,050

Refinery utilization (4)	97.4%	92.6%	97.4%	93.5%

Average per produced barrel (5)
Net sales	$79.18	$52.71	$67.46	$50.12
Cost of products (6)	63.38	44.15	54.21	39.00

Refinery gross margin (7)	15.80	8.56	13.25	11.12
Refinery operating expenses	3.65	3.47	3.48	3.24

Net operating margin	$12.15	$5.09	$9.77	$7.88

Feedstocks:
Sour crude oil	87%	86%	88%	82%
Sweet crude oil	2%	3%	1%	6%
Other feedstocks and blends	11%	11%	11%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	57%	58%	58%
Diesel fuels	29%	27%	28%	26%
Jet fuels	4%	5%	4%	6%
Asphalt	5%	8%	6%	7%
LPG and other	5%	3%	4%	3%

Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Woods Cross Refinery
Crude charge (BPD) (1)	24,350	25,560	23,970	23,750
Refinery production (BPD) (2)	26,190	25,560	25,760	23,930
Sales of produced refined products (BPD)	27,240	24,600	26,710	23,720
Sales of refined products (BPD) (3)	28,840	25,800	27,960	24,330

Refinery utilization (4)	93.7%	102.2%	92.2%	95.0%

Average per produced barrel (5)
Net sales	$81.72	$53.06	$68.23	$50.34
Cost of products (6)	68.65	48.80	59.26	44.00

Refinery gross margin (7)	13.07	4.26	8.97	6.34
Refinery operating expenses	4.11	3.93	4.18	3.93

Net operating margin	$8.96	$0.33	$4.79	$2.41

Feedstocks:
Sour crude oil	7%	7%	8%	6%
Sweet crude oil	81%	88%	81%	88%
Other feedstocks and blends	12%	5%	11%	6%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	63%	58%	61%	59%
Diesel fuels	30%	33%	29%	32%
Jet fuels	2%	2%	2%	1%
Fuel oil	4%	6%	6%	7%
LPG and other	1%	1%	2%	1%

Total	100%	100%	100%	100%

Montana Refinery
Crude charge (BPD) (1)	8,240	8,310	7,900	7,460
Refinery production (BPD) (2)	8,790	8,910	8,380	7,920
Sales of produced refined products (BPD)	10,980	10,010	8,510	7,960
Sales of refined products (BPD) (3)	11,280	10,210	8,700	8,180

Refinery utilization (4)	103.0%	103.9%	98.8%	93.3%

Average per produced barrel (5)
Net sales	$52.47	$43.79	$52.70	$42.89
Cost of products (6)	44.66	37.60	43.58	35.36

Refinery gross margin	7.81	6.19	9.12	7.53
Refinery operating expenses	4.61	4.83	6.10	5.61

Net operating margin	$3.20	$1.36	$3.02	$1.92

Feedstocks:
Sour crude oil	92%	91%	93%	92%
Other feedstocks and blends	8%	9%	7%	8%

Total	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Montana Refinery
Sales of produced refined products:
Gasolines	29%	35%	38%	41%
Diesel fuels	13%	15%	17%	17%
Jet fuels	5%	6%	5%	6%
Asphalt	50%	41%	36%	32%
LPG and other	3%	3%	4%	4%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	105,620	103,340	104,950	101,370
Refinery production (BPD) (2)	114,640	110,720	114,610	109,760
Sales of produced refined products (BPD)	118,500	111,420	115,380	109,090
Sales of refined products (BPD) (3)	127,950	122,670	125,790	117,560

Refinery utilization (4)	96.9%	95.7%	96.3%	93.9%

Average per produced barrel (5)
Net sales	$77.29	$51.99	$66.55	$49.64
Cost of products (6)	62.86	44.58	54.60	39.82

Refinery gross margin (7)	14.43	7.41	11.95	9.82
Refinery operating expenses	3.85	3.70	3.84	3.56

Net operating margin	$10.58	$3.71	$8.11	$6.26

Feedstocks:
Sour crude oil	69%	68%	70%	66%
Sweet crude oil	20%	23%	19%	24%
Other feedstocks and blends	11%	9%	11%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	56%	58%	57%
Diesel fuels	27%	27%	27%	27%
Jet fuels	4%	4%	4%	5%
Asphalt	8%	9%	7%	7%
LPG and other	5%	4%	4%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

(6)	Subsequent to the formation of HEP, transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(In thousands)
Net income	$61,719	$11,525	$127,777	$76,494
Add provision for income tax	36,317	7,078	76,556	48,025
Add interest expense	501	922	4,706	2,628
Subtract interest income	(1,202)	(933)	(4,455)	(3,323)
Add depreciation, depletion and amortization	9,390	9,985	34,336	29,840

EBITDA	$106,725	$28,577	$238,920	$153,664

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statement of Income. Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average per produced barrel

Navajo Refinery
Net sales	$79.18	$52.71	$67.46	$50.12
Less cost of products	63.38	44.15	54.21	39.00

Refinery gross margin	$15.80	$8.56	$13.25	$11.12

Woods Cross Refinery
Net sales	$81.72	$53.06	$68.23	$50.34
Less cost of products	68.65	48.80	59.26	44.00

Refinery gross margin	$13.07	$4.26	$8.97	$6.34

Montana Refinery
Net sales	$52.47	$43.79	$52.70	$42.89
Less cost of products	44.66	37.60	43.58	35.36

Refinery gross margin	$7.81	$6.19	$9.12	$7.53

Consolidated
Net sales	$77.29	$51.99	$66.55	$49.64
Less cost of products	62.86	44.58	54.60	39.82

Refinery gross margin	$14.43	$7.41	$11.95	$9.82

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average per produced barrel

Navajo Refinery
Refinery gross margin	$15.80	$8.56	$13.25	$11.12
Less refinery operating expenses	3.65	3.47	3.48	3.24

Net operating margin	$12.15	$5.09	$9.77	$7.88

Woods Cross Refinery
Refinery gross margin	$13.07	$4.26	$8.97	$6.34
Less refinery operating expenses	4.11	3.93	4.18	3.93

Net operating margin	$8.96	$0.33	$4.79	$2.41

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average per produced barrel

Montana Refinery
Refinery gross margin	$7.81	$6.19	$9.12	$7.53
Less refinery operating expenses	4.61	4.83	6.10	5.61

Net operating margin	$3.20	$1.36	$3.02	$1.92

Consolidated
Refinery gross margin	$14.43	$7.41	$11.95	$9.82
Less refinery operating expenses	3.85	3.70	3.84	3.56

Net operating margin	$10.58	$3.71	$8.11	$6.26

Below are reconciliations to our Consolidated Statement of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Navajo Refinery
Average sales price per produced barrel sold	$79.18	$52.71	$67.46	$50.12
Times sales of produced refined products sold (BPD)	80,280	76,810	80,160	77,410
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$584,804	$372,476	$1,476,273	$1,063,062

Woods Cross Refinery
Average sales price per produced barrel sold	$81.72	$53.06	$68.23	$50.34
Times sales of produced refined products sold (BPD)	27,240	24,600	26,710	23,720
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$204,797	$120,085	$497,522	$327,174

Montana Refinery
Average sales price per produced barrel sold	$52.47	$43.79	$52.70	$42.89
Times sales of produced refined products sold (BPD)	10,980	10,010	8,510	7,960
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$53,003	$40,327	$122,434	$93,545

Sum of refined products sales from produced products sold from our three refineries (3)	$842,604	$532,888	$2,096,229	$1,483,781
Add refined product sales from purchased products and rounding (1)	69,739	58,293	196,185	126,032

Total refined products sales	912,343	591,181	2,292,414	1,609,813
Add other refining segment revenue (2)	22,644	1,829	48,517	14,123

Total refining segment revenue	934,987	593,010	2,340,931	1,623,936
Add HEP sales and other revenue	—	12,190	36,034	12,190
Add corporate and other revenues	417	399	1,034	1,496
Subtract consolidations and eliminations	(125)	(8,151)	(19,699)	(8,382)

Sales and other revenues	$935,279	$597,448	$2,358,300	$1,629,240

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments..

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenues during 2004 from terminal and pipeline assets that are now owned by HEP.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average sales price per produced barrel sold	$77.29	$51.99	$66.55	$49.64
Times sales of produced refined products sold (BPD)	118,500	111,420	115,380	109,090
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$842,604	$532,888	$2,096,229	$1,483,781

Reconciliation of average cost of products per produced barrel sold to total costs of products sold

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Navajo Refinery
Average cost of products per produced barrel sold	$63.38	$44.15	$54.21	$39.00
Times sales of produced refined products sold (BPD)	80,280	76,810	80,160	77,410
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$468,109	$311,987	$1,186,314	$827,203

Woods Cross Refinery
Average cost of products per produced barrel sold	$68.65	$48.80	$59.26	$44.00
Times sales of produced refined products sold (BPD)	27,240	24,600	26,710	23,720
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$172,042	$110,444	$432,114	$285,968

Montana Refinery
Average cost of products per produced barrel sold	$44.66	$37.60	$43.58	$35.36
Times sales of produced refined products sold (BPD)	10,980	10,010	8,510	7,960
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$45,114	$34,627	$101,246	$77,122

Sum of cost of products for produced products sold from our three refineries (3)	$685,265	$457,058	$1,719,674	$1,190,293
Add refined product costs from purchased products sold and rounding (1)	71,039	58,723	200,061	126,268

Total refined costs of products sold	756,304	515,781	1,919,735	1,316,561
Add other refining segment costs of products sold (2)	16,708	—	33,879	—

Total refining segment cost of products sold	773,012	515,781	1,953,614	1,316,561
Subtract consolidations and eliminations	(125)	(8,151)	(19,699)	(8,382)

Costs of products sold (exclusive of depreciation, depletion and amortization)	$772,887	$507,630	$1,933,915	$1,308,179

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	Other refining segment costs of products sold includes the cost of products for NK Asphalt Partners subsequent to their consolidation in February 2005.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average cost of products per produced barrel sold	$62.86	$44.58	$54.60	$39.82
Times sales of produced refined products sold (BPD)	118,500	111,420	115,380	109,090
Times number of days in period	92	92	273	274

Cost of products for produced products sold	$685,265	$457,058	$1,719,674	$1,190,293

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$3.65	$3.47	$3.48	$3.24
Times sales of produced refined products sold (BPD)	80,280	76,810	80,160	77,410
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$26,958	$24,521	$76,155	$68,722

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$4.11	$3.93	$4.18	$3.93
Times sales of produced refined products sold (BPD)	27,240	24,600	26,710	23,720
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$10,300	$8,894	$30,480	$25,542

Montana Refinery
Average refinery operating expenses per produced barrel sold	$4.61	$4.83	$6.10	$5.61
Times sales of produced refined products sold (BPD)	10,980	10,010	8,510	7,960
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$4,657	$4,448	$14,172	$12,236

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$41,915	$37,863	$120,807	$106,500
Add other refining segment operating expenses and rounding (1)	5,032	4,509	13,544	16,471

Total refining segment operating expenses	46,947	42,372	134,351	122,971
Add HEP operating expenses	—	4,368	11,836	4,368
Add corporate and other costs	—	22	—	155

Operating expenses (exclusive of depreciation, depletion and amortization)	$46,947	$46,762	$146,187	$127,494

(1)	Other refining segment operating expenses includes the marketing costs associated with our refining segment, the operating expenses of NK Asphalt Partners subsequent to their consolidation in February 2005 and the operating expenses during 2004 of terminal and pipeline assets now owned by HEP.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Average refinery operating expenses per produced barrel sold	$3.85	$3.70	$3.84	$3.56
Times sales of produced refined products sold (BPD)	118,500	111,420	115,380	109,090
Times number of days in period	92	92	273	274

Refinery operating expenses for produced products sold	$41,915	$37,863	$120,807	$106,500

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Navajo Refinery
Net operating margin per produced barrel	$12.15	$5.09	$9.77	$7.88
Add average refinery operating expenses per produced barrel	3.65	3.47	3.48	3.24

Refinery gross margin per produced barrel	15.80	8.56	13.25	11.12
Add average cost of products per produced barrel sold	63.38	44.15	54.21	39.00

Average net sales per produced barrel sold	$79.18	$52.71	$67.46	$50.12
Times sales of produced refined products sold (BPD)	80,280	76,810	80,160	77,410
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$584,804	$372,476	$1,476,273	$1,063,062

Woods Cross Refinery
Net operating margin per produced barrel	$8.96	$0.33	$4.79	$2.41
Add average refinery operating expenses per produced barrel	4.11	3.93	4.18	3.93

Refinery gross margin per produced barrel	13.07	4.26	8.97	6.34
Add average cost of products per produced barrel sold	68.65	48.80	59.26	44.00

Average net sales per produced barrel sold	$81.72	$53.06	$68.23	$50.34
Times sales of produced refined products sold (BPD)	27,240	24,600	26,710	23,720
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$204,797	$120,085	$497,522	$327,174

Montana Refinery
Net operating margin per produced barrel	$3.20	$1.36	$3.02	$1.92
Add average refinery operating expenses per produced barrel	4.61	4.83	6.10	5.61

Refinery gross margin per produced barrel	7.81	6.19	9.12	7.53
Add average cost of products per produced barrel sold	44.66	37.60	43.58	35.36

Average net sales per produced barrel sold	$52.47	$43.79	$52.70	$42.89
Times sales of produced refined products sold (BPD)	10,980	10,010	8,510	7,960
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$53,003	$40,327	$122,434	$93,545

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Sum of refined product sales from produced products sold from our three refineries (3)	$842,604	$532,888	$2,096,229	$1,483,781
Add refined product sales from purchased products and rounding (1)	69,739	58,293	196,185	126,032

Total refining product sales	912,343	591,181	2,292,414	1,609,813
Add other refining segment revenue (2)	22,644	1,829	48,517	14,123

Total refining segment revenue	934,987	593,010	2,340,931	1,623,936
Add HEP sales and other revenue	—	12,190	36,034	12,190
Add corporate and other revenues	417	399	1,034	1,496
Subtract consolidations and eliminations	(125)	(8,151)	(19,699)	(8,382)

Sales and other revenues	$935,279	$597,448	$2,358,300	$1,629,240

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenues during 2004 from terminal and pipeline assets that are now owned by HEP.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net operating margin per produced barrel	$10.58	$3.71	$8.11	$6.26
Average refinery operating expenses per produced barrel	3.85	3.70	3.84	3.56

Refinery gross margin per produced barrel	14.43	7.41	11.95	9.82
Add average cost of products per produced barrel sold	62.86	44.58	54.60	39.82

Average net sales per produced barrel sold	$77.29	$51.99	$66.55	$49.64
Times sales of produced refined products sold (BPD)	118,500	111,420	115,380	109,090
Times number of days in period	92	92	273	274

Refined product sales from produced products sold	$842,604	$532,888	$2,096,229	$1,483,781

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
   Chief Financial Officer
M. Neale Hickerson, Vice President,
   Investor Relations
Holly Corporation
214/871-3555